Exhibit 4.3

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK PURCHASED UPON EXERCISE OF THIS WARRANT MAY BE TRANSFERRED WITHOUT (I) THE OPINION OF COUNSEL SATISFACTORY TO SOUTHWEST CASINO CORPORATION THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE FEDERAL SECURITIES ACT OF 1933 AND APPLICABLE STATE LAW; OR (II) SUCH REGISTRATION. IN ADDITION, THE UNDERLYING SHARES OF COMMON STOCK ARE SUBJECT TO RESTRICTION AND RIGHTS OF REDEMPTION CONTAINED IN THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

SOUTHWEST CASINO CORPORATION

WARRANT TO PURCHASE SHARES OF COMMON STOCK

Void after 4:00 p.m., Minneapolis, Minnesota time on June 30, 2009

This Warrant certifies that MBC Global, LLC, or its registered assign (“Holder”), is entitled to purchase, subject to fulfillment of the terms and conditions in this Warrant (including, to the extent required, the approval of all state or federal regulatory authorities having jurisdiction over Southwest Casino Corporation (the “Company”)), from the Company at any time before 4:00 P.M. Minneapolis time on June 30, 2009  (the “Exercise Period”), 300,000 shares of Common Stock of the Company (“Common Stock”) at the purchase price of $1.00 per share. The number of shares of Common Stock Holder will receive upon exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time stated in this Warrant. The shares of Common Stock deliverable upon exercise of this Warrant are sometimes referred to as “Warrant Shares” and the purchase price of each share of Common Stock under this Warrant is sometimes referred to as the “Exercise Price.”  The term “Warrant” as used in this Warrant includes any warrants issued in exchange for, substitution for, and replacement of this Warrant or into which this Warrant may be divided or exchanged.

1.                                      Exercise of Warrant. Subject to the provisions of this Warrant (including, but not limited to, the approval of all state and/or federal regulatory authorities as may have jurisdiction over the Company), this Warrant will become exercisable on July 1, 2004 as to 100,000 shares. The remaining 200,000 shares will become exercisable as to 8,333 shares on the first day of each of the next 24 months (with all remaining shares vesting on the first day of the 24th month). The Warrant may be exercised by the presentation and surrender to the Company of this Warrant with (1) the Purchase Form attached to this Warrant as Exhibit A duly executed by the Holder, and (2) payment, in cash, by wire transfer to an account of the Company, or by certified or official bank check payable to the order of the Company, of the Exercise Price payable for the Common Stock being purchased (which payment must include all federal and state taxes applicable upon exercise of this Warrant). If less than all of the Warrant shares are purchased, the Company, upon exercise of this Warrant, will execute and deliver to the Holder a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable under this Warrant on the terms provided in this Warrant.

As soon as practicable after the exercise of this Warrant and payment of the Exercise Price, the Company will cause to be issued in the name of and delivered to the Holder, or as the Holder may otherwise direct, a certificate or certificates representing the number of shares of Common Stock purchased. The Company may require that the certificate or certificates contain a legend substantially as follows:

“The securities represented by this certificate (i) have not been registered under the Securities Act of 1933, as amended, or any state securities laws; (ii) may not be sold, offered for sale, or transferred in the absence of either an effective registration under the Securities Act of 1933, as amended, and under the applicable state securities laws, or an opinion of counsel for the Company that such transaction is exempt from registration under the Securities Act of 1933, as amended, and under the applicable state securities laws; and (iii) a holder of the securities will be required to comply with all federal and state rules and regulations regarding gaming operations applicable to the Company and its subsidiaries and may be required to sell the securities to the Company or otherwise dispose of the securities if continued ownership of the securities by the holder may result in a violation of applicable rules or regulations or the disapproval, modification, loss or non-renewal of any contract or license or other consent or approval related to the gaming operations of the Company or any subsidiary of the Company.”

Before the exercise of this Warrant, neither the Holder nor any person entitled to receive shares of Common Stock upon exercise of the Warrant, shall be or have any rights of a shareholder of the Company.

2.                                      Reservation of Shares. The Company agrees that at all times until the expiration of this Warrant it will reserve for issuance and delivery upon exercise of this Warrant the number of shares of its Common Stock required for issuance or delivery of the Warrant Shares upon exercise of this Warrant.

3.                                      Exchange, Assignment or Loss of Warrant. This Warrant is issued subject to the following terms, conditions, and limitations:

(a)                                  Exchange of Warrant. This Warrant is exchangeable at the reasonable request of the Holder, upon presentation and surrender of this Warrant to the Company, for other warrants of different denominations entitling the Holder to purchase in the aggregate the same number of shares of Common Stock purchasable under this Warrant.

(b)                                  Assignment/Transfer of Warrant. This Warrant is not assignable or transferable unless accompanied by a favorable opinion of counsel satisfactory to the Company, as stated in Section 9 of this Warrant; except that it may be transferred according to the terms of the will of the Holder, or the law of intestate succession, upon the death of the Holder. Any assignment must be made by surrender of this Warrant to the Company with a Form of Assignment acceptable to the Company and duly executed and with funds sufficient to pay any transfer tax; whereupon the Company, without charge, will execute and deliver a new Warrant in the name of the assignee named in the instrument of assignment and this Warrant will promptly be canceled. This Warrant may be divided upon presentation of this Warrant at the office of the Company together with a written notice specifying the names and the denominations in which new Warrants are to be issued and signed by the Holder of this Warrant.

(c)                                  Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant if mutilated, the Company will execute and deliver a new Warrant of like tenor and date to the Holder or the Holder’s designee.

4.                                      Rights of the Holder. The Holder, by virtue of this Warrant, is not entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent stated in this Warrant.

5.                                      Anti-Dilution Provisions.

(a)                                  Issuance of Dividends and/or Stock Splits. If, before the expiration of this Warrant by exercise or by its terms, the Company declares and issues any shares of its Common Stock as a stock dividend or subdivides the number of outstanding shares of its Common Stock into a greater number of shares, then the then applicable Exercise Price will be proportionately reduced and the number of shares at that time purchasable under this Warrant will be proportionately increased. Conversely, if the Company reduces the number of outstanding shares of Common Stock by combining the shares into a smaller number of shares (e.g. reverse stock split), then the then applicable Exercise Price shall be proportionately increased and the number of shares of Common Stock at that time purchasable under this Warrant shall be proportionately decreased. Any dividend paid or distributed upon the Common Stock in securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion of the convertible securities.

(b)                                  Fractional Shares. No fractional shares or script representing fractional shares of Common Stock will be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise of this Warrant, the Company will pay to the Holder an amount in cash equal to that fraction multiplied by the market value of a full share of Common Stock on the day of exercise, as determined in good faith by the Company.

(c)                                  Reclassification, Reorganization or Merger. In case of any reclassification, capital reorganization, or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization, or other change of outstanding shares of Common Stock), or in case of any sale or conveyance of all or substantially all of the assets of the Company to another corporation, the Company will cause effective provision to be made so that the Holder has the right, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon that reclassification, capital reorganization, or other change, consolidation, merger, sale or conveyance as may be issued or payable with respect to or in exchange for the number of shares of Common Stock of the Company purchasable upon the exercise of this Warrant had the recapitalization, capital reorganization, or other change, consolidation, merger, sale or conveyance not taken place. This provision will include provision for adjustments, which will be as nearly equivalent as may be practicable, to the adjustments provided for in this Warrant. The provisions of this Section 5 apply to successive reclassifications, capital reorganizations, changes of shares of Common Stock, and to successive consolidations, mergers, sales or conveyances.

6.                                      Officer’s Certificate. Whenever the Exercise Price is adjusted under the provisions of Section 5, the Company will file with its Secretary at its principal office an Officer’s Certificate showing the adjusted Exercise Price, determined as in this Warrant provided, and stating in reasonable detail the facts requiring that adjustment. Each Officer’s Certificate will be made available at all reasonable times for inspection by the Holder. Furthermore, the Company, after each adjustment, will send a copy of the Officer’s Certificate to the Holder. The Officer’s Certificate is conclusive as to the correctness of the adjustment ten days after it is sent to the Holder.

7.                                      Transfer to Comply With the Securities Act. This Warrant and the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may not be transferred without (i) the opinion of counsel satisfactory to the Company that the transfer may lawfully be made without registration under the Federal Securities Act of 1933, as amended (the “Securities Act”) and applicable state law; or (ii) registration under the Securities Act. Each certificate representing Warrant Shares or other securities issued upon exercise of this Warrant may bear a legend substantially as stated in Section 1 above.

8.                                      Representations and Warranties of Holder. The Holder hereby represents and warrants the following:

(a)                                  As a sophisticated investor, the Holder has such knowledge and experience in financial business matters that the Holder is capable of evaluating the merits and risks of the prospective investment in the Warrant and the shares of Common Stock purchasable upon exercise of the Warrant.

(b)                                 The Holder recognizes that an investment in the Warrant and the shares of Common Stock purchasable upon exercise of the Warrant involves a high degree of risk, that transferability and resale is restricted and that the Holder could sustain a loss of Holder’s entire investment in the Warrant and the Warrant Shares; and

(c)                                  In connection with the acquisition of the Warrant, the Holder represents and warrants that the Holder intends to acquire the Warrant for investment purposes and not with a view to or for resale in connection with any distribution of the Warrant or the Warrant Shares, and agrees that the Holder will not sell or assign the Warrant without registration under all applicable securities laws or appropriate exemption from registration requirements. The Holder understands and acknowledges that neither the Warrant nor the shares of Common Stock purchasable upon exercise of the Warrant have been registered under the Securities Act, nor under applicable state securities laws and therefore will not be freely transferable. The Holder also understands and acknowledges that the Company is under no obligation to register this Warrant or the underlying shares of Common Stock.

9.                                      Survival of Representations and Warranties. The representations and warranties stated in Section 8 above will survive the exercise of the Warrant.

10.                               Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, this Warrant has been duly executed by the undersigned effective July 1, 2004.

SOUTHWEST CASINO CORPORATION

Thomas E. Fox, President

Accepted and agreed to:

Holder

EXHIBIT A

PURCHASE FORM

To be signed upon exercise of Warrant.

The undersigned, the Holder of the attached Warrant, irrevocably elects to exercise the purchase right represented by the Warrant for, and to purchase                              shares of Common Stock of Southwest Casino Corporation (the “Company”) to which the Warrant relates and makes payment of $                               ($                 per share) in cash or by certified check and requests that a certificate representing the shares be delivered to the undersigned at the address stated below:

(a)                                  The shares of common stock purchasable upon exercise of the attached Warrant (the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Act”) or applicable state securities laws and are being issued by the Company under exemptions from the registration requirements. Neither the Securities and Exchange Commission nor any state securities division has made an independent determination that the Securities are exempt from registration. Any representation to the contrary is a criminal offense.

(b)                                 The Securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act and the applicable state laws, under registration or exemption therefrom, and upon receipt of the prior written approval of the Colorado Limited Gaming Control Commission, South Dakota Commission on Gaming and such other state regulatory authorities as may have jurisdiction.

(c)                                  The undersigned Holder represents, warrants, and agrees that (i) the Company has made no representations as to the value of the Securities; (ii) the Holder has been provided with the opportunity to ask such information of the Company’s management and to obtain such information regarding the Company, its business and affairs as the Holder deems necessary or appropriate in determining to accept the Securities under the terms and conditions of this Agreement; (iii) the Holder is accepting the Securities for Holder’s own account, for long-term investment and without the intention of reselling or redistributing the Securities, (iv) the company has no obligation to register the Securities; and (v) any  transfer of the Securities is restricted by applicable state and federal securities laws and will be further restricted by a restrictive legend placed on the certificate(s) representing the Securities.

Dated:

(Signature)

Address: